EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy R. Surgenor
Timothy R. Surgenor President and Chief Executive Officer (Principal Executive Officer)

/s/ David A. Keene
David A. Keene Vice President, Finance (Principal Financial and Accounting Officer)

May 15, 2008

     A signed original of this written statement required by Section 906 has been provided to Cyberkinetics Neurotechnology Systems, Inc. and will be retained by Cyberkinetics Neurotechnology Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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